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EXHIBIT 21.1


UNITED STATES SUBSIDIARIES

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
Name                                            State or Other Jurisdiction of Incorporation
----                                            --------------------------------------------
Tencor Instruments                              California
International Sales & Business, Inc.            California
KLA-Tencor Building Corporation                 California
KLA-Tencor Disc Corporation                     California
KLA-Tencor International Corporation            California
KLA-Tencor Instruments Klinnik                  California
Corporation
KLA-Tencor Management Corporation               California
KLA-Tencor (Thailand Branch) Corporation        California
VLSI Standards, Inc.                            California

INTERNATIONAL SUBSIDIARIES
KLA-Tencor (Cayman) Limited I                   Cayman Islands
KLA-Tencor (Cayman) Limited II                  Cayman Islands
KLA-Tencor (Cayman) Limited III                 Cayman Islands
KLA-Tencor (Israel) Corporation                 Israel
KLA-Tencor Holding Corporation 1987 Limited     Israel
KLA-Tencor Corporation 1992 Limited             Israel
KLA-Tencor Italy S.R.L.                         Italy
KLA-Tencor Japan, Ltd.                          Japan
KLA Instruments Sales Corporation               U.S. Virgin Islands
Tencor Foreign Sales Corporation                U.S. Virgin Islands
KLA-Tencor GmbH                                 Germany
Tencor Instruments GmbH                         Germany
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
KLA-Tencor France SARL                          France
KLA Instruments France S.A.                     France
KLA-Tencor Korea, Inc.                          Korea
KLA-Tencor Limited                              United Kingdom
KLA-Tencor (Malaysia) Sdn Bhd                   Malaysia
KLA-Tencor (Singapore) PTE, Ltd.                Singapore
Tencor Instruments (Service) Limited            United Kingdom
VLSI Standards, KK                              Japan
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